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                                                              Exhibit 2.14(a)(2)

                   FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT


         This First Amendment to Asset Purchase Agreement (this "AMENDMENT") is made and entered into as of this 30th day of June, 2001, between Marcus Cable of Alabama, L.L.C. ("MCAL"), on the one hand, and TCI of Selma, Inc. ("TCI SELMA"), TCI of Lee County, Inc. ("TCI LEE COUNTY"), TCI Cablevision of Alabama, Inc. ("TCIC-AL"), Alabama T.V. Cable, Inc. ("AL-TV") and TCI Southeast, Inc. ("TCI PARENT"), on the other.

                                    RECITALS

         A. MCAL, TCI Selma, TCI Lee County, TCIC-AL, AL-TV and TCI Parent entered into an Asset Purchase Agreement ("AGREEMENT") as of the 26th day of February, 2001.

         B. The parties to this Amendment wish to amend the Agreement, as more fully set forth herein.


                                   AGREEMENTS

                  In consideration of the above recitals and the mutual agreements stated in this Amendment, the parties agree as follows:

         1. Defined Terms. Capitalized terms used herein, but not otherwise modified or defined herein, shall have the meanings ascribed to such terms in the Agreement.

         2. Vehicle Title Certificates. Seller shall obtain and deliver to Buyer promptly after closing the vehicle title certificates and, if required, bills of sale, for the following vehicles described in Exhibit A attached to this Amendment. In addition, Seller will execute and deliver to Buyer, for no additional consideration and at no additional cost to Buyer, such certificates, bills of sale, or other documents as may be reasonably necessary to give full effect to transfer of vehicles required by the Agreement.

         3. Copyright Filings. Seller hereby agrees to file, at its expense, all Copyright Statements of Account with respect to the Systems for the 2001/1 filing period as and when due under applicable law.

         4.       Schedules. Schedules 1.18, 1.33, 4.5, 4.6, 4.7 and 6.2 to the
Agreement are hereby amended and restated in their entirety, as of February 26, 2001 (except for changes made since such date in compliance with the Agreement), and as of the Closing, as set forth in Exhibit B attached to this Amendment.

         5. Waiver of Conditions. Buyer hereby waives the condition to its obligation to consummate the transactions contemplated by the Agreement set forth in Section 7.2.8 of the Agreement.

         6. Relationship to the Agreement. This Amendment supersedes any inconsistent provisions contained in the Agreement. Except as amended hereby, the Agreement remains in full force and effect.
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         7.       Choice of Law. This Amendment and the rights of the parties under it will be governed by and construed in all respects in accordance with the laws of the state of Delaware, without regard to the conflicts of laws rules of Delaware.

         8. Counterparts. This Amendment may be executed in counterparts, each of which will be deemed an original. This Amendment will become binding when one or more counterparts, individually or taken together, bear the signatures of all parties to this Amendment. Delivery of an executed signature page of this Amendment by facsimile transmission will constitute effective and binding execution and delivery of this Amendment.


                            [SIGNATURE PAGE FOLLOWS]





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         The parties have executed this Amendment as of the day and year first above written.


                                    MARCUS CABLE OF ALABAMA, L.L.C.



                                    By: /s/ Marcy Lifton
                                       ---------------------------------------
                                    Name: Marcy Lifton
                                    Title: Vice President



                                    TCI OF SELMA, INC.

                                    TCI OF LEE COUNTY, INC.

                                    TCI CABLEVISION OF ALABAMA, INC.

                                    ALABAMA T.V. CABLE, INC.

                                    TCI SOUTHEAST, INC.



                                    Each by: /s/ Alfredo Di Blasio
                                            ----------------------------------
                                    Name: Alfredo Di Blasio
                                    Title: Vice President
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                                    EXHIBIT A

                          VEHICLE CERTIFICATES OF TITLE

1GKDM19W4XB526752
1GTDM19W0SB536568
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                                    EXHIBIT B

               AMENDED SCHEDULES 1.18, 1.33, 4.5, 4.6, 4.7 AND 6.2



                                    Attached